UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2014

SILGAN HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22117	06-1269834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Landmark Square, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 975-7110

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On January 14, 2014, we and certain of our wholly owned subsidiaries completed the refinancing of our previous senior secured credit facility by entering into a new senior secured credit facility with Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Citigroup Global Markets Inc. and Goldman Sachs Bank USA, as Co-Documentation Agents, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Goldman Sachs Bank USA, as Joint Lead Arrangers and Joint Bookrunners, and various lenders.

All amounts owing under our previous senior secured credit facility, dated as of July 28, 2011, were repaid on January 14, 2014 with proceeds from loans under our new senior secured credit facility. Following the repayment of all amounts owing under our previous senior secured credit facility, such credit facility was terminated.

The Available Credit Facility

Our new senior secured credit facility provided us with (i) U.S. $365 million of term loans designated U.S. A term loans (the “U.S. Term Loans”), (ii) Cdn. $70 million of term loans designated Canadian A term loans (the “Canadian Term Loans”) and (iii) €220 million of term loans designated Euro A term loans (the “Euro Term Loans” and, collectively with the U.S. Term Loans and the Canadian Term Loans, the “Term Loans”). Additionally, our new senior secured credit facility provides us with a revolving loan facility (the “Multicurrency Revolving Loan Facility”) for an aggregate of U.S. $985.6 million of revolving loans, letters of credit and swingline loans, which may be incurred in U.S. Dollars, Euros and Pounds Sterling (the “Multicurrency Revolving Loans”), subject to certain sub-limits for letters of credit and swingline loans and certain overall sub-limits for revolving loans, letters of credit and swingline loans to certain foreign subsidiaries. In addition, our new senior secured credit facility provides us with a Canadian revolving loan facility for an additional Cdn. $15 million of revolving loans in Canadian Dollars (the “Canadian Revolving Loans” and, together with the Multicurrency Revolving Loans, the “Revolving Loans”). Our new senior secured credit facility also includes an uncommitted multicurrency incremental loan facility of up to U.S. $1.25 billion (which amount may be increased as provided in our new senior secured credit facility), which may take the form of one or more incremental term loan facilities and/or increased commitments under the revolving loan facilities, subject to certain limitations.

The Revolving Loans generally may be borrowed, repaid and reborrowed from time to time until January 14, 2019. Amounts repaid under the Term Loans may not be reborrowed.

Proceeds from Revolving Loans may be used for working capital and general corporate purposes (including acquisitions, dividends, stock repurchases and debt repayments). Up to U.S. $200 million of the Multicurrency Revolving Loan Facility may be used for letters of credit, and up to U.S. $75 million of the Multicurrency Revolving Loan Facility may be used to incur swingline loans.

The Term Loans mature on January 14, 2020 and are payable in installments as follows:

Date	U.S. Term Loans	Canadian Term Loans		Euro Term Loans

December 31, 2015	$18,250,000	Cdn. $	3,500,000	€11,000,000

December 31, 2016	$36,500,000	Cdn. $	7,000,000	€22,000,000

December 31, 2017	$36,500,000	Cdn. $	7,000,000	€22,000,000

December 31, 2018	$36,500,000	Cdn. $	7,000,000	€22,000,000

January 14, 2020	$237,250,000	Cdn. $	45,500,000	€143,000,000

Our new senior secured credit facility also contains certain mandatory repayment provisions, including requirements to prepay loans with proceeds in excess of certain amounts received from certain assets sales. The mandatory repayment provisions under our new senior secured credit facility are less restrictive than under our previous senior secured credit facility. Generally, mandatory repayments are applied pro rata to each of the Term Loans and applied first to the scheduled amortization payment which is due on December 31 of the year of such mandatory repayment (or, if no such payment is due on December 31 of such year, to the payment due on December 31 of the immediately succeeding year or of the next succeeding year in which a payment is to be made) and, to the extent in excess thereof, pro rata to the remaining installments of each of the Term Loans. Voluntary prepayments of Term Loans may be applied to any tranche of Term Loans at our discretion and are applied to the scheduled amortization payments in direct order of maturity.

From time to time, we may offer (each, an “Extension Offer”) to all lenders of any tranche of Term Loans with a like maturity date or any tranche of Revolving Loans with a like maturity date, in each case on a pro rata basis and on the same terms to each such lender, to extend the maturity date of each such lender’s Term Loans or Revolving Loans, as applicable, and otherwise modify the terms of such tranche of Term Loans or such tranche of Revolving Loans pursuant to the terms of the relevant Extension Offer (including, without limitation, by changing the interest rate or fees payable in respect of such tranche and/or modifying the amortization schedule in respect of such lender’s Term Loans), and any extended loans shall constitute a separate tranche of loans from the tranche of Term Loans or Revolving Loans, as applicable, from which they were converted.

The uncommitted incremental loan facility provides, among other things, that any incremental loan borrowing shall:

•	be denominated in a single currency, either in U.S. Dollars, Euros, Pounds Sterling or Canadian Dollars;

•	be in a minimum aggregate amount for all lenders participating in a given tranche of at least U.S. $50 million;

•	have a maturity date no earlier than the maturity date for the Term Loans and a weighted average life to maturity of no less than the weighted average life to maturity of the Term Loans; and

•	be used by us and certain of our foreign subsidiaries for working capital and other general corporate purposes, including to finance acquisitions and refinance any indebtedness assumed as a part of such acquisitions, to refinance or repurchase debt as permitted and to pay outstanding Revolving Loans and swingline loans.

As of January 14, 2014, the outstanding principal amounts of the U.S. Term Loans, the Canadian Term Loans and the Euro Term Loans were U.S. $365 million, Cdn. $70 million and €220 million, respectively, and the outstanding principal amounts of the Revolving Loans were U.S. $105 million and Cdn. $5.5 million.

Interest and Fees

If the borrowings are made in U.S. Dollars, each of the Term Loans, the Revolving Loans and, when committed, the incremental loans, at the applicable borrower’s election, may consist of loans designated as Eurodollar loans or Base Rate loans. Each of the U.S. Dollar-denominated loans may be converted from a Eurodollar loan to a Base Rate loan and vice versa. Interest on loans maintained as Eurodollar loans denominated in U.S. Dollars accrues at the rate that appears on the Reuters Screen LIBOR01 as the interbank offered rate for U.S. Dollar deposits with comparable maturities to the applicable interest period as of the relevant date of determination, divided by a percentage equal to 100% minus the then stated maximum rate of all reserve requirements applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D of the Federal Reserve System (the “Eurodollar Rate”), plus the applicable margin. Interest on Base Rate loans accrues at the highest of (i) 1/2 of one percent in excess of the overnight federal funds rate, (ii) the prime lending rate of the administrative agent and (iii) the Eurodollar Rate for an interest period of one month plus 1%, plus the applicable margin.

If the borrowings are made in Canadian Dollars, each of the Term Loans and the Canadian Revolving Loans, at the applicable borrower’s election, may consist of loans designated as CDOR Rate loans or Canadian Prime Rate loans. Each of the Canadian Dollar-denominated loans can be converted from a CDOR Rate loan to a Canadian Prime Rate loan and vice versa. Interest on CDOR Rate loans accrues at a rate applicable to Canadian Dollar bankers’ acceptances for a comparable loan amount and interest period that appears on the Reuters Screen CDOR Page (the “CDOR Rate”), plus the applicable margin. Interest on Canadian Prime Rate Loans accrues at the higher of (i) the Canadian prime rate applicable to loans and (ii) the sum of the CDOR Rate for an interest period of one month plus 75 basis points per annum, plus the applicable margin.

Borrowings in Euros and borrowings in Pounds Sterling are designated as Euro Rate loans. Interest on Euro Rate loans denominated in Euros or Pounds Sterling accrues at the rate per annum that appears on the Reuters Screen LIBOR01 as the interbank offered rate for deposits in Euros or Pounds Sterling, as applicable, with comparable maturities to the applicable interest period as of the relevant date of determination, plus the applicable margin.

The interest rate period for loans denominated in (x) U.S. Dollars may be 1, 2, 3, 6 or, to the extent available to all applicable lenders, 12 months or a period of less than 1 month, (y) Euros or Pounds Sterling (other than Euro denominated swingline loans) may be 1, 2, 3, 6 or, to the extent available to all applicable lenders, 12 months or such other period of less than 1 month to the extent approved by the administrative agent and otherwise available to all applicable lenders and (z) Canadian Dollars may be 1, 2, 3, 6 or, to the extent approved by the administrative agent and otherwise available to all applicable lenders, 12 months.

Until the date of the delivery of the financial statements in respect of our fiscal year ending December 31, 2013, the applicable margin for the Term Loans and the Revolving Loans shall be (i) with respect to Base Rate loans and Canadian Prime Rate loans, 0.50%, and (ii) with respect to Eurodollar loans, Euro Rate loans and CDOR Rate loans, 1.50%. After delivery of the financial statements in respect of our fiscal year ending December 31, 2013, the applicable margin for the Term Loans and the Revolving Loans will be reset quarterly based on our Total Net Leverage Ratio (as defined in our new senior secured credit facility). The applicable margin ranges from 0% to 1.00% with respect to Base Rate loans and Canadian Prime Rate loans and from 1.00% to 2.00% with respect to Eurodollar loans, Euro Rate loans and CDOR Rate loans.

The revolving borrowers have agreed to pay to the applicable lenders a commitment commission calculated initially as 0.25% per annum on the daily average unused portion of the lenders’ commitment in respect of the Revolving Loans until such commitment is terminated. The commitment commission rate ranges from 0.20% to 0.35% and is subject to change on a quarterly basis beginning after the delivery of our financial statements in respect of our fiscal year ending December 31, 2013 based upon our Total Net Leverage Ratio. Each of the revolving borrowers is also required to pay to the applicable lenders for each letter of credit a letter of credit fee equal to the applicable margin in effect from time to time for Revolving Loans maintained as Eurodollar Rate loans, and to pay to the issuers of the letter of credit a fronting fee equal to the greater of (x) $500 per annum and (y) 0.25% per annum to be paid to the issuer of the letter of credit for its own account, calculated on the aggregate stated amount of all letters of credit for the stated duration thereof. Additionally, in connection with the closing of our new senior secured credit facility, the agents and the lenders also received certain other fees.

Security and Guarantees

Under the terms of (i) a U.S. pledge agreement, a Canadian pledge agreement and a Dutch pledge agreement and (ii) a U.S. borrowers/subsidiaries guaranty, a Canadian borrowers/subsidiaries guarantee and a Dutch guarantee, each of which were made in favor of the lenders, we and certain of our subsidiaries guarantee on a secured basis all of the obligations of the borrowers under our new senior secured credit facility and pledge the equity of certain of our subsidiaries as collateral to secure the obligations under our new senior secured credit facility, subject to limited exceptions; provided, however, that none of our Canadian subsidiaries guarantee the obligations of our U.S. subsidiaries or our Dutch subsidiaries and none of our Dutch subsidiaries guarantee the obligations of our U.S. subsidiaries or our Canadian subsidiaries.

Certain Covenants

Our new senior secured credit facility contains certain financial and operating covenants that generally provide us with more flexibility in the aggregate than the covenants contained in our previous senior secured credit facility. Subject to certain exceptions as described in our new senior secured credit facility, the covenants limit, among other things, our ability to:

•	incur additional indebtedness;

•	create liens;

•	consolidate, merge or sell assets;

•	make certain advances, investments and loans;

•	enter into certain transactions with affiliates; and

•	engage in any business other than the packaging business and related businesses.

Our new senior secured credit facility requires our Interest Coverage Ratio (as defined in our new senior secured credit facility) for any four consecutive fiscal quarters ended on the last day of a fiscal quarter to be at least 3.00:1.00, and our Total Net Leverage Ratio for any four consecutive fiscal quarters ended on the last day of a fiscal quarter to be no greater than 4.00:1.00 or, for a period of 12 months following certain acquisitions, 4.50:1.00.

Events of Default

Our new senior secured credit facility contains certain customary provisions concerning events of default. Upon the occurrence and continuation of any such event of default under our new senior secured credit facility, the lenders are permitted, among other things, to accelerate the maturity of the Term Loans and the Revolving Loans and all other outstanding indebtedness under such credit facility and terminate their commitments to make any further Revolving Loans or swingline loans to issue any letters of credit.

Certain of the lenders and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us and our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of our new senior secured credit facility does not purport to be complete and is qualified in its entirety by reference to the full text of the document filed as Exhibit 10.1 hereto.

Item 1.02.	Termination of a Material Definitive Agreement.

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference with respect to the termination of our previous senior secured credit facility.

Section 2—Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to the extent applicable.

Section 8—Other Events

Item 8.01.	Other Events.

On January 14, 2014, we issued a press release announcing that we completed our new senior secured credit facility, which refinanced our prior senior secured credit facility. A copy of this press release is filed herewith and attached hereto as Exhibit 99.1.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of January 14, 2014, among Silgan Holdings Inc., Silgan Containers LLC, Silgan Plastics LLC, Silgan Containers Manufacturing Corporation, Silgan Can Company, Silgan Plastics Canada Inc., Silgan Holdings B.V., Silgan International Holdings B.V., each other revolving borrower party thereto from time to time, each other incremental term loan borrower party thereto from time to time, various lenders party thereto from time to time, Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Citigroup Global Markets Inc. and Goldman Sachs Bank USA, as Co-Documentation Agents, and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Goldman Sachs Bank USA, as Joint Lead Arrangers and Joint Bookrunners.

99.1	Press Release dated January 14, 2014 announcing the completion of the new senior secured credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Senior Vice President, General Counsel and Secretary

Date: January 21, 2014

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Credit Agreement, dated as of January 14, 2014, among Silgan Holdings Inc., Silgan Containers LLC, Silgan Plastics LLC, Silgan Containers Manufacturing Corporation, Silgan Can Company, Silgan Plastics Canada Inc., Silgan Holdings B.V., Silgan International Holdings B.V., each other revolving borrower party thereto from time to time, each other incremental term loan borrower party thereto from time to time, various lenders party thereto from time to time, Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Citigroup Global Markets Inc. and Goldman Sachs Bank USA, as Co-Documentation Agents, and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Goldman Sachs Bank USA, as Joint Lead Arrangers and Joint Bookrunners.

99.1	Press Release dated January 14, 2014 announcing the completion of the new senior secured credit facility.